Exhibit 99.1

Enphase Energy Reports Financial Results for the Second Quarter of 2014
Accelerated growth drives another record breaking quarter
PETALUMA, Calif., August 5, 2014—Enphase Energy, Inc. (NASDAQ: ENPH) announced today financial results for the second quarter ended June 30, 2014.
Second Quarter 2014 Highlights

•	Record revenue of $82.0 million, up 41 percent year-over-year

•	Shipped 132MW (AC) of microinverter systems, up 54 percent year-over-year

•	Record non-GAAP gross margin of 33.0 percent, up 490 basis points year-over-year

•	Non-GAAP operating income at breakeven
Enphase Energy reported total revenue for the second quarter of 2014 of $82.0 million, an increase of 41 percent compared to the second quarter of 2013, and an increase of 42 percent compared to the first quarter of 2014. During the second quarter of 2014, Enphase sold 132MW (AC) or 598,000 microinverters, an increase in MW of 54 percent compared to the second quarter of 2013.
GAAP gross margin for the second quarter of 2014 was 32.7 percent. Non-GAAP gross margin was 33.0 percent, an increase of 490 basis points compared to the second quarter of 2013.
GAAP operating expenses for the second quarter of 2014 were $29.3 million and non-GAAP operating expenses were $27.0 million.
GAAP operating loss for the second quarter of 2014 was $2.5 million, and non-GAAP operating income was $6,000, resulting in Enphase's second profitable quarter on a non-GAAP operating income basis. This compares to a non-GAAP operating loss of $4.0 million in the second quarter of 2013.
GAAP net loss for the second quarter of 2014 was $3.0 million, or a loss of $0.07 per share. On a non-GAAP basis, the net loss was $0.4 million, or a loss of $0.01 per share.
The Company exited the second quarter with a total cash balance of $37.6 million.
“Strong demand for our microinverter systems in our core U.S. residential market, as well as in the U.K. and Australia, continued to drive our business momentum into the second quarter, resulting in a 41 percent increase in revenue year-over-year,” said Paul Nahi, CEO of Enphase Energy. “The solar industry is experiencing strong growth, and Enphase is leading the way with our innovative microinverter system, providing higher power generation, ease of installation and best-in-class monitoring capabilities.”
“I am extremely pleased with our financial performance in the second quarter,” said Kris Sennesael, CFO of Enphase Energy. “The accelerated growth in demand for our microinverter system enabled us to achieve record-breaking results in our top line performance, further increase our gross margin to a record level, and achieve another quarter of positive non-GAAP operating income.”
Business Outlook
“We expect the top line growth to further accelerate in the third quarter,” stated Mr. Sennesael. “We expect revenue for the third quarter of 2014 to be within a range of $93 million to $98 million. At the midpoint of the revenue outlook range, revenue would be up 54 percent, compared to the third quarter of 2013. We expect gross margin to be within a range of 32 percent to 34 percent. We also expect non-GAAP operating expenses for the third quarter of 2014 to be approximately flat to up 4 percent, compared to the second quarter of 2014, as we continue to invest in the Company’s growth.”

Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.
Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its second quarter results and third quarter 2014 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 74640328. A live webcast of the conference call, together with accompanying presentation slides, will also be accessible from the “Investor Relations” section of the Company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant pass code 74640328 beginning approximately one hour after the call.
Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy's financial performance, market demands for its microinverters, advantages of its technology, market trends and future financial performance. These forward-looking statements are based on the Company's current expectations and inherently involve significant risks and uncertainties. Enphase Energy's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company's ability to achieve broader market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success of competing solar solutions that are or become available; the Company's ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the Company's ability to optimally match production with demand and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets and other risks included under the captions “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, which is on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Enphase Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which will be filed with the SEC in the third quarter of 2014. All information set forth in this press release and its attachments is as of August 5, 2014. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.
A copy of this press release can be found on the investor relations page of Enphase Energy's website at investor.enphase.com.

About Enphase Energy, Inc.
Enphase Energy delivers microinverter technology for the solar industry that increases energy production, simplifies design and installation, improves system uptime and reliability, reduces fire safety risk and provides a platform for intelligent energy management. Our semiconductor-based microinverter system converts energy at the individual module level and brings a system-based, high technology approach to solar energy generation. www.enphase.com
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Contacts
Media Relations
Kaitlyn Lyman, Enphase Energy
Global Corporate Communications
pr@enphaseenergy.com
+1-707-763-4784

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net revenues	$82,004	$58,167	$139,584	$103,744
Cost of revenues	55,172	41,883	94,097	75,259
Gross profit	26,832	16,284	45,487	28,485
Operating expenses:
Research and development	11,148	8,484	20,234	17,510
Sales and marketing	10,493	7,365	19,321	14,215
General and administrative	7,679	5,926	14,205	11,962
Total operating expenses	29,320	21,775	53,760	43,687
Loss from operations	(2,488)	(5,491)	(8,273)	(15,202)
Other income (expense), net:
Interest expense	(486)	(484)	(935)	(948)
Other income (expense)	58	(297)	165	(346)
Total other expense, net	(428)	(781)	(770)	(1,294)
Loss before income taxes	(2,916)	(6,272)	(9,043)	(16,496)
Provision for income taxes	(115)	(124)	(224)	(306)
Net loss	$(3,031)	$(6,396)	$(9,267)	$(16,802)
Net loss per share, basic and diluted	$(0.07)	$(0.15)	$(0.22)	$(0.41)
Shares used in per share calculation, basic and diluted	42,648	41,617	42,428	41,384

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$37,621	$38,190
Accounts receivable, net	46,537	32,084
Inventory	15,724	16,580
Prepaid expenses and other	5,588	3,655
Total current assets	105,470	90,509
Property and equipment, net	25,127	24,853
Other assets	1,486	1,307
Total assets	$132,083	$116,669
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,509	$7,363
Accrued liabilities	27,460	19,722
Deferred revenues	2,182	2,773
Term loans, current portion	2,805	3,507
Total current liabilities	51,956	33,365
Long-term liabilities:
Deferred revenues, noncurrent	13,398	11,284
Warranty obligations, noncurrent	24,492	25,490
Other liabilities	1,357	1,154
Term loans, noncurrent	3,726	5,170
Total liabilities	94,929	76,463
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital	199,124	192,916
Accumulated deficit	(162,206)	(152,939)
Accumulated other comprehensive income	236	229
Total stockholders’ equity	37,154	40,206
Total liabilities and stockholders’ equity	$132,083	$116,669

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(9,267)	$(16,802)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,902	3,369
Provision for doubtful accounts	711	28
Net loss on disposal of assets	28	31
Non-cash interest expense	191	215
Stock-based compensation	4,507	2,910
Changes in operating assets and liabilities:
Accounts receivable	(15,164)	(4,389)
Inventory	856	1,937
Prepaid expenses and other assets	(2,272)	(526)
Accounts payable, accrued compensation and other accrued liabilities	19,119	3,174
Deferred revenues	1,523	2,091
Net cash provided by (used in) operating activities	4,134	(7,962)
Cash flows from investing activities:
Purchases of property and equipment	(4,333)	(3,467)
Net cash used in investing activities	(4,333)	(3,467)
Cash flows from financing activities:
Repayments of term loans	(2,177)	(1,196)
Principal payments under capital leases	—	(40)
Proceeds from issuance of common stock under employee stock plans	1,701	1,534
Net cash (used in) provided by financing activities	(476)	298
Effect of exchange rate changes on cash	106	(187)
Net decrease in cash and cash equivalents	(569)	(11,318)
Cash and cash equivalents—Beginning of period	38,190	45,294
Cash and cash equivalents—End of period	$37,621	$33,976

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Gross profit (GAAP)	$26,832	$16,284	$45,487	$28,485
Stock-based compensation	194	64	343	172
Gross profit (Non-GAAP)	$27,026	$16,348	$45,830	$28,657

Gross margin (GAAP)	32.7%	28.0%	32.6%	27.5%
Stock-based compensation	0.3%	0.1%	0.2%	0.1%
Gross margin (Non-GAAP)	33.0%	28.1%	32.8%	27.6%

Operating expenses (GAAP)	$29,320	$21,775	$53,760	$43,687
Stock-based compensation(1)	(2,300)	(1,411)	(4,164)	(2,738)
Severance costs	—	—	—	(156)
Operating expenses (Non-GAAP)	$27,020	$20,364	$49,596	$40,793

(1) Includes stock-based compensation as follows:
Research and development	$778	$438	$1,391	$916
Sales and marketing	649	397	1,181	775
General and administrative	873	576	1,592	1,047
Total	$2,300	$1,411	$4,164	$2,738

Loss from operations (GAAP)	$(2,488)	$(5,491)	$(8,273)	$(15,202)
Stock-based compensation	2,494	1,475	4,507	2,910
Severance costs	—	—	—	156
Income (loss) from operations (Non-GAAP)	$6	$(4,016)	$(3,766)	$(12,136)

Net loss (GAAP)	$(3,031)	$(6,396)	$(9,267)	$(16,802)
Stock-based compensation	2,494	1,475	4,507	2,910
Severance costs	—	—	—	156
Non-cash interest expense	89	107	191	215
Net loss (Non-GAAP)	$(448)	$(4,814)	$(4,569)	$(13,521)

Net loss per share, basic and diluted (GAAP)	$(0.07)	$(0.15)	$(0.22)	$(0.41)
Stock-based compensation	0.06	0.03	0.11	0.07
Severance costs	—	—	—	—
Non-cash interest expense	—	—	—	0.01
Net loss per share, basic and diluted (Non-GAAP)	$(0.01)	$(0.12)	$(0.11)	$(0.33)

Shares used in per share calculation, basic and diluted	42,648	41,617	42,428	41,384

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